Exhibit 99.01

ACM Research Reports First Quarter 2023 Results

FREMONT, Calif., May. 05, 2023 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its first quarter ended March 31, 2023.

“We delivered 76% revenue growth and good profitability. Our team executed well through the relaxed COVID policy, initial impacts from the U.S. advanced node export restrictions, and the Chinese New Year holiday,” said ACM’s President and Chief Executive Officer, Dr. David Wang. “Our results demonstrate the positive trajectory of ACM’s multi-product portfolio strategy. We had good growth from cleaning and increased contribution from our ECP, furnace, and other technologies. I am also pleased with our technical progress and growing customer interest in our new Track and PECVD platforms.”

Dr. Wang continued, “We are moving forward with our global expansion efforts. We purchased land in South Korea, to serve as a site for a new R&D and production facility, in an effort to further leverage local expertise in the close proximity to large potential customers. The evaluation of two cleaning tools at the U.S. facility of a major U.S.-based semiconductor manufacturer is going well, and we recently leased a facility in Oregon to add to our services and demonstration capabilities in the region. We are excited to begin initial production at our new facility in Lingang, Shanghai in the second half of 2023.”

Dr. Wang concluded, “As we look to the rest of 2023, we expect growth to continue driven by new products, mature node investments in China, and initial contribution from certain international customers.”

	Three Months Ended March 31,
	GAAP		Non-GAAP(1)
	2023	2022	2023	2022
	(dollars in thousands, except EPS)
Revenue	$74,256	$42,186	$74,256	$42,186
Gross margin	53.8%	46.7%	54.0%	46.9%
Income (loss) from operations	$8,862	$(9,306)	$10,930	$(7,932)
Net income (loss) attributable to ACM Research, Inc.	$7,145	$(5,786)	$9,867	$(554)
Basic EPS	$0.12	$(0.10)	$0.17	$(0.01)
Diluted EPS (2)(3)	$0.11	$(0.10)	$0.15	$(0.01)

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized loss on trading securities.

(2)	Prior period results have been adjusted to reflect the three-for-one stock split effected in the form of a stock dividend in March 2022.

(3)	GAAP Diluted EPS for the first quarter of 2022 was incorrectly reported as ($0.09) on May 6, 2022.

Outlook

The Company is maintaining its revenue guidance range of $515 million to $585 million for fiscal year 2023. This expectation is based on ACM management’s current assessment of the continuing impact from current U.S.-China trade policy together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the first quarter of 2023 were $89.0 million, up 33.0% from the first quarter of 2022. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Received Purchase Order for SAPS Tool from Major European Global Semiconductor Manufacturer. In February 2023, ACM received a first tool order for its Ultra C SAPS-V cleaning tool from a major Europe-based global semiconductor manufacturer. The tool is expected to be shipped to the prospective customer’s European facility in the fourth quarter of 2023.

•
Received First Purchase Order for Ultra C SiC Substrate Cleaning Tool from Leading Chinese Semiconductor Manufacturer. In March 2023, ACM received a purchase order for its Ultra C SiC substrate cleaning tool from a leading Chinese silicon carbide (SiC) substrate manufacturer. The platform leverages ACM’s patented Space Alternated Phase Shift (SAPS) cleaning technology which is designed to achieve more comprehensive cleaning without damage to device features. The tool is expected to be shipped before the end of the third quarter of 2023.

Financial Summary

Unless otherwise noted, the following figures refer to the first quarter of 2023 and comparisons are with the first quarter of 2022.

•
Revenue was $74.3 million, up 76.0%, reflecting continued share gains by our flagship cleaning products and incremental contribution from ECP, Furnace and other technologies, and Advanced packaging, services and spares.

•
Gross margin was 53.8%, up from 46.7%. Non-GAAP gross margin, which excludes stock-based compensation, was 54.0%, up from 46.9%. Gross margin exceeded the range of 40% to 45% reflected in the Company’s long-term business model due to favorable product mix. The Company expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.

•
Operating expenses were $31.1 million, an increase of 7.4%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $29.2 million, up 5.2%.  Operating expenses as a percent of revenue decreased to 41.9% from 68.7%.  Non-GAAP operating expenses as a percent of revenue decreased to 39.3% from 65.7%.

•
Operating income was $8.9 million, compared to an operating loss of $9.3 million.  Non-GAAP operating income, which excludes the effect of stock-based compensation, was $10.9 million, compared to a non-GAAP operating loss of $7.9 million.

•
Unrealized loss on trading securities was $0.7 million. The loss reflects the change in market value of the indirect investment by ACM Shanghai in the STAR Market IPO shares of Semiconductor Manufacturing International Corporation (“SMIC”). The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Realized gain from sale of trading securities was $4.0 million due to the sale of a portion of ACM Shanghai’s shares of SMIC, which generated net proceeds of $11.1 million.

•
Income tax expense was $2.9 million, compared to an income tax benefit of $4.0 million. As a result of a change in Section 174 of the U.S. Internal Revenue Code of 1986, as amended, that became effective on January 1, 2022, the Company’s effective tax rate has increased, due primarily to a new requirement to capitalize and amortize previously deductible research and experimental expenses.

•
Net income attributable to ACM Research, Inc. was $7.1 million, compared to a net loss of $5.8 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $9.9 million, as compared to a non-GAAP net loss of $0.6 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.11, compared to a net loss of $0.10.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized loss on trading securities, was $0.15, compared to a non-GAAP net loss per diluted share of $0.01.

•
Cash and cash equivalents were $260.4 million at March 31, 2023, versus $248.0 million at December 31, 2022. Cash and cash equivalents, plus restricted cash and time deposits, were $381.7 million at March 31, 2023, versus $420.9 million at December 31, 2022.

Conference Call Details

A conference call to discuss results will be held on Friday, May 5, 2023, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register.vevent.com/register/BI87673465a34d43ce843a1e8c7ed05148

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude non-cash change in fair value of financial assets and liabilities and unrealized gain on trading securities, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements.  Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

The Company develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. The Company is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. ULTRA C, SAPS and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Yujia Zhai
+1 (860) 214-0809
yujia@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
	(Unaudited)
	(In thousands, except for par value)
Assets
Current assets:
Cash and cash equivalents	$260,387	$247,951
Restricted cash	460	500
Short-term time deposits	2,999	70,492
Trading securities	12,733	20,209
Accounts receivable	186,130	182,936
Other receivables	36,178	29,617
Inventories	473,299	393,172
Advances to related party	2,306	3,322
Prepaid expenses	19,319	15,607
Total current assets	993,811	963,806
Property, plant and equipment, net	149,904	82,875
Land use right, net	8,761	8,692
Operating lease right-of-use assets, net	7,408	2,489
Intangible assets, net	1,233	1,255
Long-term time deposits	117,855	101,956
Deferred tax assets	13,035	6,703
Long-term investments	17,265	17,459
Other long-term assets	3,479	50,265
Total assets	$1,312,751	$1,235,500
Liabilities and Equity
Current liabilities:
Short-term borrowings	$56,745	$56,004
Current portion of long-term borrowings	2,369	2,322
Related party accounts payable	18,354	14,468
Accounts payable	116,558	101,735
Advances from customers	180,453	153,773
Deferred revenue	4,400	4,174
Income taxes payable	8,579	3,469
FIN-48 payable	6,774	6,686
Other payables and accrued expenses	52,966	52,201
Current portion of operating lease liability	3,013	1,382
Total current liabilities	450,211	396,214
Long-term borrowings	18,245	18,687
Long-term operating lease liability	4,395	1,107
Other long-term liabilities	7,195	7,321
Total liabilities	480,046	423,329
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	5	5
Class B Common stock	1	1
Additional paid-in capital	606,398	604,089
Retained earnings	101,410	94,426
Statutory surplus reserve	16,881	16,881
Accumulated other comprehensive loss	(32,768)	(40,546)
Total ACM Research, Inc. stockholders’ equity	691,927	674,856
Non-controlling interests	140,778	137,315
Total equity	832,705	812,171
Total liabilities and equity	$1,312,751	$1,235,500

ACM RESEARCH, INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
	( In thousands, except share and per share data)
Revenue	$74,256	$42,186
Cost of revenue	34,270	22,500
Gross profit	39,986	19,686
Operating expenses:
Sales and marketing	9,337	6,697
Research and development	14,029	17,346
General and administrative	7,758	4,949
Total operating expenses	31,124	28,992
Income from (loss) operations	8,862	(9,306)
Interest income	1,785	1,805
Interest expense	(695)	(261)
Realized gain from sale of trading securities	3,994	-
Unrealized loss on trading securities	(654)	(3,858)
Other income (expense), net	(1,418)	237
Equity loss in net loss of affiliates	(32)	(71)
Income (loss) before income taxes	11,842	(11,454)
Income tax benefit (expense)	(2,879)	4,011
Net income (loss)	8,963	(7,443)
Less: Net income (loss) attributable to non-controlling interests	1,818	(1,657)
Net income (loss) attributable to ACM Research, Inc.	$7,145	$(5,786)
Comprehensive income (loss):
Net income (loss)	8,963	(7,443)
Foreign currency translation adjustment	9,423	2,454
Comprehensive Income (loss)	18,386	(4,989)
Less: Comprehensive income (loss) attributable to non-controlling interests and redeemable non-controlling interests	3,462	(1,073)
Comprehensive income (loss) attributable to ACM Research, Inc.	$14,924	$(3,916)

Net income (loss) attributable to ACM Research, Inc. per share of common stock:
Basic	$0.12	$(0.10)
Diluted	$0.11	$(0.10)

Weighted average shares of common stock outstanding used in computing per share amounts:
Basic	59,736,764	58,827,390
Diluted	65,058,777	58,827,390

ACM RESEARCH, INC.
Total Revenue by Product Category, by Equipment Type and by Region

`	Three Months Ended March 31,
	2023	2022
	($ in thousands)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$36,614	$26,033
ECP (front-end and packaging), furnace and other technologies	26,598	12,248
Advanced packaging (excluding ECP), services & spares	11,044	3,905
Total Revenue By Product Category	$74,256	$42,186

Wet-cleaning and other front-end processing tools	$56,382	$31,702
Advanced packaging, other processing tools, services and spares	17,874	10,484
Total Revenue Front-End and Back-End	$74,256	$42,186

	Three Months Ended March 31,
	2023	2022
Mainland China	$72,458	$42,130
Other Regions	1,798	56
Total Revenue By Region	$74,256	$42,186

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (SBC) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain on trading securities. The following table reconciles gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended March 31,
	2023				2022
	Actual	SBC	Other non-operating adjustments	Adjusted	Actual	SBC	Other non-operating adjustments	Adjusted
	(GAAP)			(Non-GAAP)	(GAAP)			(Non-GAAP)
	(In thousands)

Revenue	$74,256	$-	$-	$74,256	$42,186	$-	$-	$42,186
Cost of revenue	(34,270)	(125)	-	(34,145)	(22,500)	(113)	-	(22,387)
Gross profit	39,986	(125)	-	40,111	19,686	(113)	-	19,799
Operating expenses:
Sales and marketing	(9,337)	(431)	-	(8,906)	(6,697)	(354)	-	(6,343)
Research and development	(14,029)	(701)	-	(13,328)	(17,346)	(411)	-	(16,935)
General and administrative	(7,758)	(811)	-	(6,947)	(4,949)	(496)	-	(4,453)
Total operating expenses	(31,124)	(1,943)	-	(29,181)	(28,992)	(1,261)	-	(27,731)
Income (loss) from operations	$8,862	$(2,068)	$-	$10,930	$(9,306)	$(1,374)	$-	$(7,932)
Unrealized loss on trading securities	(654)	-	(654)	-	(3,858)	-	(3,858)	-
Net income (loss) attributable to ACM Research, Inc.	$7,145	$(2,068)	$(654)	$9,867	$(5,786)	$(1,374)	$(3,858)	$(554)
Basic EPS	$0.12			$0.17	$(0.10)			$(0.01)
Diluted EPS	$0.11			$0.15	$(0.10)			$(0.01)